UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 5, 2017

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Blvd.
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, the Company entered into an Amendment to Executive Employment Agreement (the “Amendment”) with Gerard J. Gallagher, Chief Technical Officer of the Company, amending that certain Executive Employment Agreement, effective January 19, 2007, as amended by Amendment No. 1, dated August 26, 2008, further amended by the Amendment to Executive Employment Agreement, effective February 28, 2010, further amended by the Amendment to Executive Employment Agreement, effective January 3, 2012, further amended by the Amendment to Executive Employment Agreement, effective March 14, 2012, further amended by the Amendment to Executive Employment Agreement, effective May 21, 2013, and further amended by the Amendment to Executive Employment Agreement, effective August 13, 2013. The Amendment provides that Mr. Gallagher’s position changes from Chief Technical Officer of the Company to Senior Technical Advisor and Founder of the Company. Additionally, the Amendment decreases Mr. Gallagher’s annual base salary to $35,000, effective April 5, 2017. A copy of the Amendment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On April 30, 2012, the Company granted Anthony Angelini, the President and Chief Executive Officer of the Company, options to purchase 750,000 shares of the Company’s common stock. The exercise price per share for these stock options is equal to the average of the high and low bid prices for the Company’s common stock reported daily on the OTCQB Marketplace during the 20 trading days following April 30, 2012, which was $0.44. These stock options became exercisable in installments as follows: (a) with respect to 125,000 shares, when the fair market value of the Company’s common stock is $1.50 for 20 consecutive business days; (b) with respect to 125,000 shares, when the fair market value of the Company’s common stock is $2.00 for 20 consecutive business days; (c) with respect to 125,000 shares, when the fair market value of the Company’s common stock is $2.50 for 20 consecutive business days; (d) with respect to 125,000 shares, when the fair market value of the Company’s common stock is $3.00 for 20 consecutive business days; (e) with respect to 125,000 shares, when the fair market value of the Company’s common stock is $3.50 for 20 consecutive business days; and (f) with respect to 125,000 shares, when the fair market value of the Company’s common stock is $4.00 for 20 consecutive business days.

On April 10, 2017, the Company and Mr. Angelini agreed to amend the exercise price and vesting schedule applicable to these stock options. In accordance with amendments to the stock option agreements governing these stock options, the revised exercise price per share is $0.10. As amended, the stock options become exercisable (a) with respect to 375,000 shares, on April 10, 2018, and (b) with respect to 375,000 shares, on April 10, 2019. Except as otherwise described herein, the other terms and conditions of these stock options remain in full force and effect. Copies of the amendments to the stock option agreements are filed as Exhibit 99.2 and 99.3 to this Form 8-K and are incorporated herein by reference.

On January 14, 2014, the Company granted Martin T. Olsen, the Executive Vice President, Sales & Marketing of the Company, options to purchase 200,000 shares of the Company’s common stock. The exercise price per share for these stock options is equal to the average of the high and low bid prices for the Company’s common stock reported daily on the OTCQB Marketplace during the 20 trading days following January 14, 2014, which was $0.49. On August 29, 2014, the Company granted John K. Penver, the Chief Financial Officer of the Company, options to purchase 200,000 shares of the Company’s common stock. The exercise price per share for these stock options is equal to the average of the high and low bid prices for the Company’s common stock reported daily on the OTCQB Marketplace during the 20 trading days following August 29, 2014, which was $0.20. The stock options granted to each of Messrs. Olsen and Penver became exercisable in installments as follows: (a) with respect to 100,000 shares, when the fair market value of the Company’s common stock is $2.00 for 20 consecutive business days; and (b) when the fair market value of the Company’s common stock is $3.00 for 20 consecutive business days.

On April 10, 2017, the Company and each of Messrs. Olsen and Penver agreed to amend the number of shares underlying these stock options and the exercise price and the vesting schedule applicable to these stock options. In each case, the number of shares underlying these stock options was increased to 300,000 shares of the Company’s common stock. In accordance with amendments to the applicable award agreement governing these stock options, the revised exercise price per share is $0.10. As amended, the stock options become exercisable (a) with respect to 150,000 shares, on April 10, 2018, and (b) with respect to 150,000 shares, on April 10, 2019. Except as otherwise described herein, the other terms and conditions of these stock options remain in full force and effect. Copies of the amendments to the award agreements between the Company and Messrs. Olsen and Penver are filed as Exhibits 99.4 and 99.5, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Amendment to Executive Employment Agreement, effective April 5, 2017, between the Company and Gerard J. Gallagher.

99.2	Amendment to Stock Option Agreement, dated as of April 10, 2017, between the Company and Anthony Angelini with respect to options to purchase 250,000 shares of the Company’s common stock.

99.3	Amendment to Stock Option Agreement, dated as of April 10, 2017, between the Company and Anthony Angelini with respect to options to purchase 500,000 shares of the Company’s common stock.

99.4	Amendment to Award Agreement, dated as of April 10, 2017, between the Company and Martin T. Olsen.

99.5	Amendment to Award Agreement, dated as of April 10, 2017, between the Company and John K. Penver.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

	By:	/s/ John K. Penver
John K. Penver
Chief Financial Officer

Date: April 11, 2017